UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2004

ANC Rental Corporation

(Debtor-in-Possession as of November 13, 2001)

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 South Andrews Avenue, Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4547

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1	Monthly Operating Report filed with the United States Bankruptcy Court, Wilmington, Delaware.

Item 9. Regulation FD Disclosure.

     As previously reported on Form 8-K on November 13, 2001, ANC Rental Corporation (the “Company”) and certain of its direct and indirect U.S. subsidiaries (each, a “Debtor,” and collectively, “Debtors”) filed voluntary petitions under chapter 11 of Title 11, United States Code, in the United States Bankruptcy Court for the District of Delaware (Case No. 01 – 11200 et al., Jointly Administered) on November 13, 2001. On May 21, 2004, the Debtors filed with the Court their required consolidated Monthly Operating Report for the month ended April 30, 2004 and the cumulative filing to date period ended April 30, 2004 in a form prescribed by the office of the United States Trustee of the Department of Justice for the District of Delaware. The Monthly Operating Report includes data for the Debtors only. This data is not consistent with the consolidated financial statements that the Company has filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Exhibit 99.1 to this Current Report on Form 8-K contains certain of the text of the Monthly Operating Report required to be filed with the Court. The Company’s informational filings with the Court, including the Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware, 19801. The Monthly Operating Report may be available electronically, for a fee, through the Court’s Internet world wide web site, whose address is www.deb.uscourts.gov (Case No. 01 – 11200). The Company cautions readers of this Form 8-K not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company, any other Debtor, or any other affiliate of the Company. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by the applicable bankruptcy laws and is subject to

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future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are longer or otherwise different from those required in the Company’s reports pursuant to the Exchange Act.

     Additionally, the Company reported on Form 8-K dated June 14, 2003 that it has signed an agreement to sell substantially all of its assets and transfer certain liabilities to an independent third party. The sale was approved by the Bankruptcy Court on August 21, 2003. The sale transaction closed on October 14, 2003. Following the closing, the Company has no remaining operating assets. The Company has commenced an orderly liquidation of any assets and liabilities which were not sold, pursuant to the Company’s Joint Plan of Liquidation which was approved by the United States Bankruptcy Court on April 16, 2004, as reported on Form 8-K dated May 10, 2004. The Company expects to terminate the registration of its common stock. Holders of our common stock should expect no proceeds from the sale.

     The Company provides no assurance that the combined balance sheet and results of operations included herewith fairly and materially represent the results of operations and financial position of the Company taken as a whole. The divisions and operations excluded relate to international operations, an insurance captive and special purpose financing entities, which were not part of the chapter 11 filing.

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     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2004

ANC Rental Corporation
By:	/s/ John W. Chapman
John W. Chapman
President

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